EXHIBIT 99.1

ContextLogic Inc. Reports First-Quarter Financial Results

OAKLAND—(BUSINESS WIRE)—May 8, 2024—ContextLogic Inc. (Nasdaq: WISH) (“ContextLogic,” the “Company,” “we” or “our”) today reported its financial results for the quarter ended March 31, 2024.

Introductory Note

Prior to the April 19, 2024 closing of the Asset Sale described below, ContextLogic owned and operated the Wish platform, a mobile ecommerce platform. As a result of the Asset Sale, ContextLogic no longer owns the Wish platform or any of the related operating assets. Since the Asset Sale was not completed until after the end of the first quarter, the financial results described below do not reflect the impact of the Asset Sale or our post-closing operations.

First-Quarter 2024 Financial Highlights

•
Revenues: Revenues were $36 million, a decrease of 63% YoY
o
Core Marketplace revenues were $11 million, down 61% YoY
o
Product Boost revenues were $3 million, down 63% YoY
o
Logistics revenues were $22 million, down 63% YoY
•
Net Loss: Net Loss was $59 million, compared to a net loss of $89 million in the first quarter of fiscal 2023
o
Net Loss per share was $2.43, compared to a loss of $3.83 per share in the first quarter of fiscal 2023
•
As of March 31, 2024, we had $250 million in cash and cash equivalents
•
After quarter-end, we completed the sale of substantially all of our assets.

Company Update

As previously disclosed, on April 19, 2024, we completed the sale of substantially all of our assets to Qube Network Pte. Ltd. (the “Buyer”), an affiliate of Qoo10 Inc., a Delaware corporation (“Qoo10 Delaware”), other than (A) our federal income tax net operating loss carryforwards ("NOLs") and certain of our other tax attributes, (B) our marketable securities and (C) certain of our cash and cash equivalents (the “Asset Sale”) pursuant to the terms of the Asset Purchase Agreement, dated February 10, 2024, by and among us, Qoo10 Delaware and, for certain specified purposes, Qoo10 Pte. Ltd., a Singapore private limited company and the parent of both Qoo10 Delaware and the Buyer (as amended or modified, the “Asset Purchase Agreement”).

As a result of Asset Sale, the Company had approximately $161 million in cash, cash equivalents and marketable securities (consisting of government securities) immediately following the closing of that transaction (“Post-Closing Cash”), as well as the NOLs and other tax attributes described above. As required by the Asset Purchase Agreement, the Buyer assumed substantially all of our liabilities at closing.

“We are very pleased to have completed the previously announced sale of the Wish ecommerce platform to Qoo10. On behalf of the entire ContextLogic team, I would like to thank our stockholders for their support of this value-maximizing transaction,” said Rishi Bajaj, Chief Executive Officer and Chairman of the Board. “Looking ahead, our reconstituted Board and management team will focus on identifying and executing strategic opportunities for the benefit of ContextLogic and its stockholders.”

Following the completion of the Asset Sale, ContextLogic has exited the operation of our e-commerce business and other historical operations. However, we do not currently intend to liquidate. We have begun to review strategic opportunities for the use of our Post-Closing Cash. We will develop a process and procedures for evaluating alternatives for the use of our Post-Closing Cash, and reviewing, identifying and executing strategic opportunities for the benefit of ContextLogic and its stockholders. Those alternatives are currently expected to include using the Post-Closing Cash to fund, at least in part, the acquisition of assets that will potentially allow the Company to utilize the NOLs and certain other tax attributes.

First Quarter 2024 Condensed Consolidated Financials

The following tables include unaudited GAAP financial highlights for the periods presented:

Revenue

(in millions, except percentages; unaudited)

	Three Months Ended
	March 31,
	2024	2023	YoY%
Core marketplace revenue	$11	$28	(61)%
ProductBoost revenue	3	8	(63)%
Marketplace revenue	14	36	(61)%
Logistics revenue	22	60	(63)%
Revenue	$36	$96	(63)%

Other Financial Data

(in millions, except percentages; unaudited)

	Three Months Ended
	March 31,
	2024	2023
Net loss	$(59)	$(89)
% of Revenue	(164)%	(93)%

Second Quarter Fiscal 2024 Financial Guidance

Due to the sale of operating assets and liabilities in the Asset Sale, ContextLogic has discontinued providing guidance.

About ContextLogic

For more information on ContextLogic, please visit ir.contextlogicinc.com. Please note, that in light of the sale of the Wish platform in the Asset Sale, ContextLogic expects to begin trading under a new Nasdaq ticker symbol, “LOGC,” within 30 days of April 19, 2024.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, statements regarding the strategic alternatives considered by our Board of Directors, including the decisions taken thereto and alternatives for the use of the Post-Closing Cash and our continued listing on Nasdaq. In some cases, forward-looking statements can be identified by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “foresees,” “forecasts,” “guidance,” “intends” “goals,” “may,” “might,” “outlook,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “targets,” “will,” “would” or similar expressions and the negatives of those terms. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to: risks associated with our ability to identify and realize business opportunities following the Asset Sale; risks associated with our implementation of such business opportunities, if any are realized after the Asset Sale; and risks associated with our ability to utilize our NOLs and other tax attributes following the Asset Sale and risks associated with our continued listing on Nasdaq. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Further information on these and additional risks that could affect Wish’s results is included in its filings with the Securities and Exchange Commission (“SEC”), including the Quarterly Report on Form 10-Q to be filed for the three months ended March 31, 2024 and other future reports that Wish may file with the SEC from time to time, which could cause actual results to vary from expectations. Any forward-looking statement made by Wish in this news release speaks only as of the day on which Wish makes it. Wish assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

ContextLogic Inc.

Consolidated Balance Sheets

(in millions)

(unaudited)

	As of March 31,	As of December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$250	$238
Marketable securities	55	144
Funds receivable	8	7
Prepaid expenses and other current assets	18	21
Total current assets	331	410
Property and equipment, net	3	4
Right-of-use assets	5	5
Other assets	3	4
Total assets	$342	$423
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$17	$30
Merchants payable	66	74
Refunds liability	2	2
Accrued liabilities	79	90
Total current liabilities	164	196
Lease liabilities, non-current	4	6
Other liabilities	10	4
Total liabilities	178	206
Stockholders’ equity	164	217
Total liabilities and stockholders’ equity	$342	$423

ContextLogic Inc.

Consolidated Statements of Operations

(in millions, except per share data)

(unaudited)

	Three Months Ended
	March 31,
	2024	2023
Revenue	$36	$96
Cost of revenue(1)	30	76
Gross profit	6	20
Operating expenses:
Sales and marketing(1)	15	37
Product development(1)	22	51
General and administrative(1)	22	25
Total operating expenses	59	113
Loss from operations	(53)	(93)
Other income, net:
Interest and other income, net	—	4
Loss before provision for income taxes	(53)	(89)
Provision for income taxes	6	—
Net loss	(59)	(89)
Net loss per share, basic and diluted	$(2.43)	$(3.83)
Weighted-average shares used in computing net loss per share, basic and diluted	24,315	23,246

(1) Includes the following stock-based compensation expense:

	Three Months Ended
	March 31,
	2024	2023
Cost of revenue	$—	$1
Sales and marketing	1	1
Product development	5	16
General and administrative	3	8
Total stock-based compensation	$9	$26

ContextLogic Inc.

Consolidated Statements of Cash Flows

(in millions)

(unaudited)

	Three Months Ended
	March 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(59)	$(89)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1	1
Noncash lease expense	1	1
Stock-based compensation expense	9	26
Other	(1)	(4)
Changes in operating assets and liabilities:
Funds receivable	(1)	9
Prepaid expenses, other current and noncurrent assets	3	5
Accounts payable	(13)	(13)
Merchants payable	(9)	(10)
Accrued and refund liabilities	(10)	(15)
Lease liabilities	(2)	(2)
Other current and noncurrent liabilities	6	(1)
Net cash used in operating activities	(75)	(92)
Cash flows from investing activities:
Purchases of marketable securities	—	(125)
Maturities of marketable securities	90	85
Net cash provided by (used in) investing activities	90	(40)
Cash flows from financing activities:
Payments of taxes related to RSU settlement	(1)	(3)
Net cash used in financing activities	(1)	(3)
Foreign currency effects on cash, cash equivalents and restricted cash	(2)	1
Net decrease in cash, cash equivalents and restricted cash	12	(134)
Cash, cash equivalents and restricted cash at beginning of period	238	513
Cash, cash equivalents and restricted cash at end of period	$250	$379
Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets:
Cash and cash equivalents	$250	$371
Restricted cash included in prepaid and other current assets in the condensed consolidated balance sheets	—	8
Total cash, cash equivalents and restricted cash	$250	$379
Supplemental cash flow disclosures:
Cash paid for income taxes, net of refunds	$1	$—
Supplemental noncash investing activities:
Purchase of property and equipment included in accounts payable	$—	$2

Contact

Investor Relations:

Ralph Fong, ContextLogic

ir@contextlogicinc.com